SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Verenium Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 14, 2013.
VERENIUM CORPORATION	Meeting Information
Meeting Type: Annual Meeting
For holders as of: April 19, 2013
Date: June 14, 2013 Time: 10:30 a.m., PDT
Location: Verenium Corporation
3550 John Hopkins Court San Diego, CA 92121
VERENIUM CORPORATION 3550 JOHN HOPKINS COURT SAN DIEGO, CA 92121 ATTN: INVESTOR RELATIONS

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT FORM 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 28, 2013 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Directions to the annual meeting may be found at www.verenium.com.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees:
01) Mr. John Dee
02) Dr. Fernand Kaufmann
03) Mr. James Levine

The Board of Directors recommends you vote FOR the following proposals:
2. To approve an amendment to Verenium Corporation’s 2010 Equity Incentive Plan to increase the aggregate number of shares authorized for issuance under the 2010 Equity Incentive Plan by 1,800,000.

3.      “RESOLVED, that, on an advisory basis, the compensation paid to Verenium Corporation’s named executive officers, as disclosed in Verenium Corporation’s proxy statement for its 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Board of Directors recommends you vote 1 YEAR on the following proposal:
4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of Verenium Corporation’s named executive officers.
The Board of Directors recommends you vote FOR the following proposals:

5.      To approve Verenium Corporation’s issuance of the maximum number of shares of common stock of Verenium Corporation issuable under the Amended and Restated Common Stock Purchase Warrants issued by Verenium Corporation on January 14, 2013 to Athyrium Opportunities Fund (A) LP and Athyrium Opportunities Fund (B) LP (collectively, “Athyrium”), including in the event any such issuance would result in Athyrium’s beneficial ownership of the outstanding shares of Common Stock of Verenium Corporation exceeding 20%, and including a waiver of NASDAQ Stock Market Rule 5635 and any other rule of the NASDAQ Stock Market that would prohibit the issuance of such shares.

6.      To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Verenium Corporation for its fiscal year ending December 31, 2013.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.